UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

PUERTO RICO RESIDENTS TAX-FREE FUND VI, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 27, 2021, Ocean Capital LLC made updates to its campaign website, https://improveubsprfunds.com/. Copies of the updated materials are filed herewith as Exhibit 1.

Exhibit 1

IMPROVE ➤
UBS PR FUNDS
OUR COALITION THE FUNDS OUR SOLUTION MATERIALS CONTACT ENGLISH ESPAÑOL

Our Coalition

The Coalition of Concerned UBS Closed-End Bond Fund Investors was formed by Ocean Capital LLC in July 2021.

The Coalition, which is comprised of shareholders, is an advocate for improved leadership at Tax-Free Fixed Income Funds I, III, IV and V for Puerto Rico Residents, Inc. and Puerto Rico Residents Tax-Free Fund VI, Inc., which are managed or co-managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico.

The Coalition has nominated aligned and experienced director candidates to serve on the Boards of the Funds ahead of the 2021 Annual Meetings of Shareholders, which are currently scheduled for:

Funds IV and V – October 7, 2021

Fund VI – October 26, 2021

Funds I and III – October 28, 2021

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.:

Ocean Capital LLC (“Ocean Capital”) and the other participants in its solicitation (collectively, the “Fund IV Participants”) have filed a definitive proxy statement and accompanying form of BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used in connection with the solicitation of proxies from the shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”). All shareholders of Fund IV are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund IV Participants filed with the SEC, as they contain important information, including additional information relating to the Fund IV Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund IV Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

To the Shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.:

Ocean Capital and the other participants in its solicitation (collectively, the “Fund V Participants”) have filed a definitive proxy statement and accompanying form of BLUE proxy card with the SEC to be used in connection with the solicitation of proxies from the shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”). All shareholders of Fund V are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund V Participants filed with the SEC, as they contain important information, including additional information relating to the Fund V Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund V Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

To the Shareholders of Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc.:

Ocean Capital LLC and the other participants in its solicitation (collectively, the “Fund I Participants”) intend to file with the SEC a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (“Fund I”). All shareholders of Fund I are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund I Participants when they become available, as they will contain important information, including additional information relating to the Fund I Participants and their direct or indirect interests, by security holdings or otherwise. The definitive proxy statement and an accompanying BLUE proxy card will be furnished to some or all of Fund I’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

To the Shareholders of Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc.:

Ocean Capital LLC and the other participants in its solicitation (collectively, the “Fund III Participants”) intend to file with the SEC a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (“Fund III”). All shareholders of Fund III are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund III Participants when they become available, as they will contain important information, including additional information relating to the Fund III Participants and their direct or indirect interests, by security holdings or otherwise. The definitive proxy statement and an accompanying BLUE proxy card will be furnished to some or all of Fund III’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

To the Shareholders of Puerto Rico Residents Tax-Free Fund VI, Inc.:

Ocean Capital LLC and the other participants in its solicitation (collectively, the “Fund VI Participants”) intend to file with the SEC a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of Puerto Rico Residents Tax-Free Fund VI, Inc. (“Fund VI”). All shareholders of Fund VI are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund VI Participants when they become available, as they will contain important information, including additional information relating to the Fund VI Participants and their direct or indirect interests, by security holdings or otherwise. The definitive proxy statement and an accompanying BLUE proxy card will be furnished to some or all of Fund VI’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.